UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 8, 2023
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13601 Via Varra
Broomfield,	Colorado	80020
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2023, Crocs, Inc. (the “Company”), the subsidiary guarantors party thereto and Citibank, N.A., as administrative agent (the “Administrative Agent”), entered into a Refinancing Amendment (the “Amendment”) to the Term Loan Credit Agreement, dated February 17, 2022, among Crocs, Inc., the lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Term Loan B Credit Agreement,” and the Existing Term Loan B Credit Agreement, as amended by the Amendment, the “Term Loan B Credit Agreement”).

Among other things, the Amendment (i) provides for a new $1.18 billion tranche of term loans maturing in 2029 (the “2023 Refinancing Term Loans”) and (ii) reduces the interest rate margins applicable to the approximately $1.18 billion outstanding under the term loan B facility such that each term loan borrowing which is (1) an alternate base rate borrowing will bear interest at a rate per annum equal to the Alternate Base Rate (as defined in the Term Loan B Credit Agreement), plus 2%, and (2) a term benchmark borrowing will bear interest at a rate per annum equal to (a) the Adjusted Term SOFR Rate (as defined in the Term Loan B Credit Agreement), plus (b) 3%. The 2023 Refinancing Term Loans replace and refinance all outstanding term loans under the Existing Term Loan B Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is subject to and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1**
Refinancing Amendment, dated as of August 8, 2023, by and among Crocs, Inc., a Delaware corporation, the subsidiary guarantors party thereto, Citibank, N.A., as administrative agent, and each of the lenders party thereto.

99.1	Crocs, Inc. press release dated August 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
** Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: August 8, 2023	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer

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